UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 25, 2008

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2008, Nature Vision, Inc. (the “Company”) received a notice from The Nasdaq Stock Market indicating that the Company is in violation of the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) as the bid price of the Company’s common stock closed below $1.00 per share for 30 consecutive days.  The notice from Nasdaq further stated that the Company will have 180 calendar days, or until March 24, 2009, to regain compliance with Rule 4310(c)(4) by demonstrating a closing bid price of $1.00 or more for at least ten consecutive business days. If the Company cannot demonstrate compliance with Rule 4310(c)(4) by March 24, 2009, subject to certain limited exceptions, the Company’s common stock will be delisted from The Nasdaq Capital Markets and thereafter would be quoted on the Over-the-Counter Bulletin Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: September 30, 2008
/s/ Jeffrey P. Zernov
Jeffrey P. Zernov
Chief Executive Officer

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